FOR IMMEDIATE RELEASE

Dendrite Announces Strategic Acquisition of Software Associates International®

Creates Unique Home Office Products and Services Group

Morristown, NJ September 19, 2002 - Dendrite (NASDAQ: DRTE) today announced that it has acquired Software Associates International® (SAI), a privately held company based in Mt. Arlington, New Jersey. SAI solutions satisfy home office (headquarters) sales and marketing requirements and complement the CRM initiatives of pharmaceutical companies. Their offerings include tools and services that better manage sales force territory alignment; provide more timely and integrated distribution of targeting and customer information to field sales representatives; improve measurement of promotional response; and provide more efficient drug samples management tools.

“SAI is an outstanding health care specialist company built by very talented people,” said Dendrite Chairman and CEO John Bailye. “As SAI offers largely complementary products or services to those of Dendrite, the merger will define our entry into this very important growth sector of the market.”

Added Shaleen Gupta, CEO of SAI, “The Dendrite-SAI combination will create the industry’s most sophisticated product suite. Pharmaceutical companies can now receive superior field force and home office solutions, along with a complete range of supporting services, from a single company.”

A new Home Office Services Group will be created in Dendrite using the current SAI products, merged with existing Dendrite software and data products. Dendrite recently agreed to repurchase the intellectual property to a home office product previously co-developed with a major customer as part of its plan to expand its traditional CRM business through satisfying the growing home office market needs. Importantly, the potent longitudinal (LRx) data and analytics services will also be merged into this group to produce unique and exclusive offerings to pharmaceutical clients.

The SAI Home Office Services Group will offer:

•	Sales Channel Solutions— SAI organizational tools for managing all field sales data, including demographic information and territory assignments; defining sales force geographies; and assigning zip codes/customers to territories. Historically, pharmaceutical companies have built these products internally or used a specialized services boutique, but rapidly changing data sources and more sophisticated applications are creating strong demand for SAI’s offerings.

•	Customer Data Integration Services— SAI offers NUCLEUS Pharma, the industry’s only end-to-end, pharmaceutical ready customer master solution. SAI’s product components work seamlessly to match customers across multiple data sources; cleanse customer demographic, attribute, and address information; and provide a multitude of business value functionality, which enable clients to minimize maintenance activities and spend more time on improved customer-based targeting and marketing. Dendrite’s complementary Validator data cleansing services will be combined with SAI’s product infrastructure to create a broader and deeper product and service offering.

•	Sample Management Solutions— SAI offers the industry’s leading total Sample Management and Accountability solution, which includes Sample GuardianTM, Sample Management, Sample Allocations, and Sample Reporting. SAI’s integrated solutions consist of all the key features and auditing required to enable clients to track, manage, report, and analyze all sample transactions and assist in complying with PDMA and 21 CFR regulations. Dendrite’s existing PDA-based Sample Management and their head office functions are optimized for portability and instant data access. Combining SAI’s solutions with Dendrite’s mobile infrastructure will immediately set a new standard in the industry –the genesis of a true end-to-end sample management solution.

•	Business Intelligence Solutions— SAI and Dendrite will continue to offer consulting services related to targeting and market segmentation, promotional evaluation, and compensation/quotas/incentive analysis. Dendrite will merge the power of its LRx data to bring new levels of competence to doctor behavior and quantitative ROI measurement.

•	Analytika—Dendrite’s Analytika initiative, which now has created data sources representing 50% of all retail pharmacies, will become part of the Home Office Group as the majority of customers are in the Head Office functions.

SAI has a strong customer base that is generally complementary to Dendrite’s own, including Abbott, Bayer, Johnson & Johnson, Pharmacia, Schering-Plough, and Wyeth. For the last three years in a row the 143-employee company was named to Deloitte & Touche’s prestigious “Fast 50” list for New Jersey.

Dendrite indicated that SAI was at a current revenue run rate of approximately $19 million and that the acquisition is expected to be neutral to earnings this year and accretive in 2003 and beyond. The transaction, which is structured as a cash acquisition, is valued at approximately $16 million. It is expected almost all SAI senior management will stay with Dendrite to realize the potential of the new operating unit.

About Software Associates International,® LLC

As a leading provider of consulting services and specialty software products to the pharmaceutical industry, Software Associates International,® LLC (SAI) attributes its success to its extensive industry-specific knowledge coupled with its utilization of advanced technological strategies. This combination has contributed enhanced field sales administration efficiencies to the world’s foremost pharmaceutical companies, to ensure the integrity of their customer and field information.

About Dendrite

Dendrite enables pharmaceutical companies to have more of their drugs prescribed for improved patient health through the strategic optimization of their sales and marketing channels and clinical resources. Pharmaceutical sales representatives and their managers from over 150 companies and 57 countries use Dendrite products and services in 19 of the top 20 pharmaceutical companies. For more information, visit www.dendrite.com.

Investor Relations Inquiries Kathleen Donovan 908-541-5896 kathy.donovan@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “believe,” “may,” “will,” “intend,” “plan,” and similar statements or variations. Such forward-looking statements are based on our current estimates and assumptions and involve certain significant risks and uncertainties, including those which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products, our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on major customers; changes in demand for our products and services attributable to business and economic pressures on our major customers; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions; events that may affect the U.S. and world economies; retention of key senior managers; our ability to manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be considered are included in the company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The company assumes no obligation for updating any such forward-looking statements.

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